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                                                                    EXHIBIT 5(A)



                                            February 25, 1997


MBNA Corporation
Wilmington, Delaware  19884

                 This opinion is delivered in connection with Amendment No. 1 to the Registration Statement on Form S-4 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), by MBNA Corporation, a Maryland corporation ("MBNA"), and MBNA Capital C, a Delaware business trust (the "Trust", and together with MBNA, the "Registrants"), in connection with the registration under the Act of (i) Trust originated preferred securities of the Trust (the "Preferred Securities"), (ii) junior subordinated deferable interest debentures, due 2027, (the "Debentures") to be issued by MBNA pursuant to the offer (the "Offer") by MBNA and the Trust to exchange the Preferred Securities for any and all of MBNA's 7.50% Cumulative Preferred Stock, Series A (the "Preferred Stock") not owned by MBNA. The Debentures will be issued in accordance with the provisions of a junior subordinated indenture (the "Indenture") between MBNA and the Bank of New York, as trustee (the "Trustee"). The Preferred Securities will be guaranteed by MBNA (the "Guarantee") in the manner and to the extent set forth in the Guarantee Agreement (the "Guarantee Agreement") to be executed by MBNA and the Bank of New York, as guarantee trustee (the "Guarantee Trustee").

                 I, as Executive Vice President, Secretary and General Counsel, have examined: (i) the Registration Statement; (ii) the Indenture, as filed as an exhibit to the Registration Statement, and (iii) the Guarantee Agreement, as filed as an exhibit to the Registration Statement. In addition, I have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of MBNA, and have made such other and further investigations, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                 In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents. I have also assumed that the Registration Statement, and any applicable amendments thereto (including post-effective amendments), will have become effective under the Act at the time of issuance, offering and sale of any such Preferred Securities, Debentures or the Guarantee.
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                 Based upon the foregoing, and subject to the qualifications and limitations stated herein, it is my opinion that:

                 1. With respect to the Debentures to be issued under the Indenture, when (i) such Indenture has been duly authorized and validly executed and delivered by MBNA and by the Trustee, (ii) the Board of Directors of MBNA (the "Board") has taken all necessary corporate action to approve the issuance and specific terms of such Debentures, and (iii) such Debentures have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture upon payment of the consideration therefor as contemplated by the Registration Statement, such Debentures will constitute valid and legally binding obligations of MBNA.

                 2. With respect to the Guarantee to be issued under the Guarantee Agreement, when (i) the Guarantee Agreement has been duly authorized and validly executed and delivered by MBNA and by the Guarantee Trustee, (ii) the Board has taken all necessary corporate action to approve the issuance and specific terms of the Guarantee and (iii) the Guarantee has been duly executed, authenticated, issued and delivered in accordance with the provisions of the Guarantee Agreement, the Guarantee will constitute a valid and legally binding obligation of MBNA.

                 3. My opinions set forth in paragraphs 1 and 2 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                 I am admitted to the Bar of the State of Maryland and do not express any opinion herein as to the law of any jurisdiction other than the laws of the State of Maryland and the federal laws of the United States of America. For the purposes of the opinions set forth herein, I have assumed that the laws of the State of New York are the same as the laws of the State of Maryland.

                 I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to me under the caption "Validity of Securities" in the Prospectus Supplement forming a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,


                                            /s/ JOHN W. SCHEFLEN
                                            John W. Scheflen